SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): 11/25/2008

Vermillion, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-31617

DE	33-059-5156
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)
47350 Fremont Blvd., Fremont, CA 94538
(Address of principal executive offices, including zip code)
510.226.2800
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 25, 2008, Vermillion, Inc. (the “Company”) appointed Qun Zhou as Interim Chief Financial Officer of the Company, effective November 26, 2008. Ms. Zhou assumes the position of Interim Chief Financial Officer from Richard G. Taylor, who has served as Senior Finance Consultant and Interim Chief Financial Officer since August 26, 2008. By mutual agreement, the Company and Mr. Taylor agreed not to renew Mr. Taylor’s Consulting Agreement, which expired on November 26, 2008.
Ms. Zhou, age 40, has served as Corporate Controller of the Company since February 2007, and also served as Interim Chief Financial Officer of the Company from November 1, 2007 to August 26, 2008. Prior to joining the Company, Ms. Zhou served as Controller for ViOptix, Inc., a developer and manufacturer of oxygen measuring devices in the biotechnology industry, from May 2005 through February 2007. From April 2000 through May 2005, Ms. Zhou served in several capacities, including Business Unit Controller, with Philips Medical Systems, a global leader in the medical device and diagnostic industry. Ms. Zhou has over twelve years of accounting and corporate finance experience and earned her Masters of Business Administration from Boston College.

Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.
Date: December 1, 2008	By:	/s/ Gail S. Page
Gail S. Page
President and Chief Executive Officer